Exhibit 10.2

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made and entered into as of June 21, 2024, by and between: Feutune Light Acquisition Corporation, a Delaware corporation (together with its successor after the Closing, as defined herein, the “Parent”); Wellen Sham (the “Thunder Power Stockholder Representative”) and Yuanmei Ma (the “FLFV Stockholder Representatives”, together with Thunder Power Stockholder Representative, the “Parent Stockholder Representatives), as joint representatives; and Continental Stock Transfer & Trust Company, a New York corporation (the “Escrow Agent”).

WHEREAS, on October 26, 2023, (i) the Parent, (ii) Feutune Light Merger Sub Inc., a Delaware corporation and direct, wholly owned subsidiary of the Parent (“Merger Sub”), (iii) Thunder Power Holding Limited, a British Virgin Islands company (“Thunder Power”), entered into an Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”);

WHEREAS, pursuant to the Merger Agreement, among other things, upon the terms and subject to the conditions set forth in the Merger Agreement, Thunder Power will merge with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as a wholly owned subsidiary of the Parent;

WHEREAS, as a result of the Merger, among other things, upon the terms and subject to the conditions set forth in the Merger Agreement, all of the issued and outstanding ordinary shares of stock of Thunder Power, immediately prior to the consummation of the Merger (the “Closing”), will be cancelled and exchanged for the right to receive shares of Parent Common Stock (as defined herein) (with such holders identified in Schedule 1 attached hereto, the “Thunder Power Shareholders”), subject to the withholding of the Earnout Shares (as defined herein) being deposited in the Earnout Escrow Account (as defined herein) in accordance with the terms and conditions of the Merger Agreement and this Agreement, and each stock option to purchase ordinary shares of Thunder Power shall be assumed by the Parent and automatically converted into an option to purchase shares of Parent Common Stock;

WHEREAS, as a result of the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement, upon the Closing, the Parent shall be renamed as “Thunder Power Holdings, Inc.”;

WHEREAS, in accordance with the Merger Agreement and this Agreement, at the Closing, the Parent will deposit with the Escrow Agent 20,000,000 shares (the “Earnout Shares”) of common stock, par value $0.0001 per share of Parent (the “Parent Common Stock”), less any portion of Earnout Shares that becomes vested and deliverable to Thunder Power Shareholders at the Closing if any Triggering Event (as defined in in Annex I hereof) has been achieved prior to the Closing, to be held by the Escrow Agent in a segregated escrow account (the “Earnout Escrow Account”) and disbursed therefrom in accordance with the terms of Annex I to this Agreement;

WHEREAS, in accordance with the Merger Agreement and this Agreement, if any portion of the Earnout Shares becomes eligible for release in accordance with the terms of Annex I to this Agreement, the Escrow Agent will release the applicable portion of Earnout Shares from the Earnout Escrow Account in accordance with the terms of Section III hereof and disburse to each Thunder Power Shareholder the applicable portion of Earnout Shares therefrom in accordance with the terms of this Agreement;

WHEREAS, pursuant to the Merger Agreement, the Thunder Power Shareholders have appointed the Stockholder Representative as their representative and agent to represent each of them, and to act on their behalf, for purposes of this Agreement, in accordance with Section 3.3 of the Merger Agreement; and

WHEREAS, the Escrow Agent is willing to administer the Earnout Escrow Account under the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

I. Appointment

(a) The Parent hereby appoints the Escrow Agent as its escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

(b) All capitalized terms with respect to the Escrow Agent shall be defined herein. The Escrow Agent shall act only in accordance with the terms and conditions contained in this Agreement and shall have no duties or obligations with respect to the Merger Agreement.

II. Escrow Shares

(a) The Parent agrees to deposit with the Escrow Agent 20,000,000 Earnout Shares. The Escrow Agent shall hold the Escrow Shares as a book-entry position registered in the name of Continental Stock Transfer and Trust as Escrow Agent for the benefit of the Thunder Power Shareholders identified in Schedule 1 attached hereto.

(b) During the term of this Agreement, the Thunder Power Shareholders shall have the right to exercise any voting rights with respect to any of the Escrow Shares. With respect to any matter for which the Escrow Shares are permitted to vote, the Escrow Agent shall vote, or cause to be voted the Escrow Shares in the same proportion that the number of shares of Parent Common Stock owned by all other shareholders of Parent are voted. In the absence of notice from a Thunder Power Shareholder as to the proportion that the number of shares of Common Stock of Parent owned by all other shareholders of the Parent are voted, the Escrow Agent shall not vote any of the shares comprising the Escrow Shares.

(i) Any dividends paid with respect to the Escrow Shares (together with the Escrow Shares and any other benefits or interests arising from the Escrow Shares, the “Escrow Asset”) shall be deemed part of the Escrow and be delivered to the Escrow Agent to be held in a bank account and be deposited in a non-interest-bearing account to be maintained by the Escrow Agent in the name of the Escrow Agent.

(ii) In the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of shares of Parent Common Stock other than a regular cash dividend, the Escrow Shares shall be appropriately adjusted on a pro rata basis and consistent with the terms of the Merger Agreement and this Agreement.

(c) At the Closing, the Parent shall cause to be deposited with the Escrow Agent the Earnout Shares to be held by the Escrow Agent in the Earnout Escrow Account. The Earnout Shares to be deposited in the Earnout Escrow Account shall be issued, on the basis of the Earnout Shares allocable to each Thunder Power Shareholder pursuant to an instruction letter (the “Closing Instruction Letter”), in a form mutually agreeable to the Parent, Thunder Power, and the Escrow Agent, in the name of the Thunder Power Shareholders entitled to receive the Earnout Shares pursuant to Section 3.3 of the Merger Agreement (in restricted book entry form), as laid out in Schedule I hereof.

(d) Upon the making of book entries for such Earnout Shares, the Escrow Agent shall send a written acknowledgement of its receipt to the Parent and the Parent Stockholder Representatives.

(e) During the term of this Agreement, the Escrow Agent shall hold the Earnout Shares in the Earnout Escrow Account and shall not sell, transfer, dispose of, lend or otherwise subject to a Lien any of the Earnout Shares except until and to the extent that they are disbursed in accordance with Section III hereof. Except as the Parent and the Parent Stockholder Representatives may otherwise agree in joint written instructions as provided in Section III hereof, no Earnout Shares may be withdrawn except as expressly provided in this Agreement.

III. Disposition and Termination

(a)    Promptly (but in no event more than five (5) Business Days) following the determination that all or any portion of the Earnout Shares is payable pursuant to Annex I hereof, the Parent and the Parent Stockholder Representatives will jointly instruct the Escrow Agent (a “Joint Instruction”) to release the applicable portion of Earnout Shares from the Earnout Escrow Account to the Thunder Power Shareholders. If a portion of the Earnout Shares does not become payable within the time periods provided in Annex I hereof, the Parent and the Parent Stockholder Representatives will issue a Joint Instruction to release the relevant portion of the Earnout Shares from the Earnout Escrow Account to the Parent and the Parent shall cancel such portion of the Earnout Consideration Shares.

(b) Any Joint Instructions delivered pursuant to this Agreement shall specify the number of Earnout Shares to be released and such other information as may be required to permit the Escrow Agent to release such Earnout Shares.

(c) Upon the delivery of all of the Escrow Shares by the Escrow Agent in accordance with the terms of this Agreement (including this Section III), this Agreement shall terminate, subject to the provisions of Sections VI and VII hereof.

IV. Escrow Agent

(a) The Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties shall be implied. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between the Parent and any other person or entity, in connection herewith, if any, including without limitation the Merger Agreement or nor shall the Escrow Agent be required to determine if any person or entity has complied with any such agreements, nor shall any additional obligations of the Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Agreement.

(b) In the event of any conflict between the terms and provisions of this Agreement, those of the Merger Agreement, any schedule or exhibit attached to this Agreement, or any other agreement between the Parent and any other person or entity, the terms and conditions of this Agreement shall control.

(c) The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, document, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the Parent without inquiry and without requiring substantiating evidence of any kind. The Escrow Agent shall not be liable to any beneficiary or other person for refraining from acting upon any instruction setting forth, claiming, containing, objecting to, or related to the transfer or distribution of the Escrow Shares, or any portion thereof, unless such instruction shall have been delivered to the Escrow Agent in accordance with Section X hereof and the Escrow Agent has been able to satisfy any applicable security procedures as may be required hereunder and as set forth in Section X hereof. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Escrow Agent shall have no duty to solicit any payments which may be due nor shall the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder.

(d) The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to either Thunder Power Shareholders or the Parent. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents.

(e) The Escrow Agent may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with, or in reliance upon, the advice or opinion of any such counsel, accountants or other skilled persons except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to either Thunder Power Shareholders or the Parent. In the event that the Escrow Agent shall be uncertain or believe there is some ambiguity as to its duties or rights hereunder or shall receive instructions, claims or demands from the Parent and/or the Parent Stockholder Representatives hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be given a direction in writing which eliminates such ambiguity or uncertainty to the satisfaction of the Escrow Agent or by a final and non-appealable order or judgment of a court of competent jurisdiction that agrees to pursue any redress or recourse in connection with any dispute without making the Escrow Agent a party to the same.

V. Succession

(a) The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days’ advance notice in writing of such resignation to the Parent specifying a date when such resignation shall take effect, provided that such resignation shall not take effect until a successor escrow agent has been appointed in accordance with this Section V. If the Parent has failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following receipt of the notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto. The Escrow Agent’s sole responsibility after such thirty (30) day notice period expires shall be to hold the Escrow Asset (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery the Escrow Agent’s obligations hereunder shall cease and terminate, subject to the provisions of Section VII hereof. In accordance with Section VII hereof, the Escrow Agent shall have the right to withhold, as security, an amount of shares equal to any dollar amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of this Agreement.

(b) Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Escrow Agent under this Agreement without further act.

VI. Compensation and Reimbursement

The Escrow Agent shall be entitled to compensation for its services under this Agreement as Escrow Agent and for reimbursement for its reasonable out-of-pocket costs and expenses, in the amounts and payable as set forth on Schedule 2 attached hereto. The Escrow Agent shall also be entitled to payment of any amounts to which the Escrow Agent is entitled under the indemnification provisions contained herein as set forth in Section VII hereof. The obligations of the Parent set forth in this Section VI shall survive the resignation, replacement or removal of the Escrow Agent or the termination of this Agreement.

VII. Indemnity

(a) The Escrow Agent shall be indemnified and held harmless by the Parent from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in the any state or federal court located in New York County, State of New York.

(b) The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

(c) The Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement, and may consult with counsel of its own choice and shall have full and complete authorization and indemnification, for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

(d) This Section VII shall survive termination of this Agreement or the resignation, replacement or removal of the Escrow Agent for any reason.

VIII. Patriot Act Disclosure/Taxpayer Identification Numbers/Tax Reporting

(a) Patriot Act Disclosure. Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, the Parent acknowledges that Section 326 of the USA PATRIOT Act and the Escrow Agent’s identity verification procedures require the Escrow Agent to obtain information which may be used to confirm Thunder Power Shareholders identity including without limitation name, address and organizational documents (“identifying information”).

(b) The Parent agrees to provide the Escrow Agent with and consent to the Escrow Agent obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Escrow Agent and that any such underlying transaction does not constitute an installment sale requiring any tax reporting or withholding of imputed interest or original issue discount to the IRS or other taxing authority.

IX. Notices

(a) All communications hereunder shall be in writing and except for any Instruction or any communications from the Parent and the Parent Stockholder Representatives setting forth, claiming, containing, objecting to, or in any way related to the full or partial transfer or distribution of the Escrow Asset, all notices and communications hereunder shall be deemed to have been duly given and made if in writing and if (i) served by personal delivery upon the party for whom it is intended, (ii) delivered by registered or certified mail, return receipt requested, or by Federal Express or similar overnight courier, or (iii) sent by facsimile or email, provided that the receipt of such facsimile or email is promptly confirmed, by telephone, electronically or otherwise, to the party at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such party:

Notices to the Parent:

Thunder Power Holdings, Inc./Feutune Light Acquisition Corporation

Vistra Corporate Services Centre

Wickhams Cay II, Road Town

Tortola, VG1110, British Virgin Islands

Attention: Wellen Sham

Email: wellenol@protonmail.com

with a copy to (which will not constitute notice):

Brown Rudnick LLP

601 13TH Street N.W.

#600

Washington D.C. 20005

Attn: Andrew J. Sherman

Email: asherman@brownrudnick.com

Notices to the Parent Stockholder Representatives:

Vistra Corporate Services Centre

Wickhams Cay II, Road Town

Tortola, VG1110, British Virgin Islands

Attention: Wellen Sham

Email: wellenol@protonmail.com

Attention: Yuanmei Ma

Email: sunnymei2005@gmail.com

Notices to the Escrow Agent:

Continental Stock Transfer and Trust

One State Street — 30th Floor

New York, New York 10004

Facsimile No: (212) 616-7615

Attention:

Notwithstanding the above, in the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by an officer of the Escrow Agent or any employee of the Escrow Agent who reports directly to any such officer at the above-referenced office. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate. For purposes of this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.

X. Security Procedures

(a) Notwithstanding anything to the contrary as set forth in Section IX hereof, any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution, including but not limited to any transfer instructions that may otherwise be set forth in a written instruction permitted pursuant to Section III hereof, may be given to the Escrow Agent only by confirmed facsimile or other electronic transmission (including e-mail) and no instruction for or related to the transfer or distribution of the Escrow Asset, or any portion thereof, shall be deemed delivered and effective unless the Escrow Agent actually shall have received such instruction by facsimile or other electronic transmission (including e-mail) at the number or e-mail address provided to the Parent and the Parent Stockholder Representatives by the Escrow Agent in accordance with Section IX hereof and as further evidenced by a confirmed transmittal to that number.

(b) In the event transfer instructions are so received by the Escrow Agent by facsimile or other electronic transmission (including e-mail), the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 1 hereof, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in Schedule 1 hereof, the Escrow Agent is hereby authorized both to receive written instructions from and seek confirmation of such instructions by officers of the Parent (collectively, the “Senior Officers”), as the case may be, which shall be designated in Schedule 1 hereof. Such Senior Officer shall deliver to the Escrow Agent a fully executed incumbency certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer.

(c) The Parent and the Parent Stockholder Representatives acknowledges that the Escrow Agent is authorized to deliver the Escrow Shares to the custodian account or recipient designated by Thunder Power Shareholders in writing, provided that such delivery shall be endorsed in writing by the Parent and the Parent Stockholder Representatives.

XI. Court Orders

In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by opinion of legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent reasonably obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, entity, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

XII. Miscellaneous

(a) Except for changes to transfer instructions as provided in Section X hereof, the provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by the Escrow Agent, Parent and Parent Stockholder Representatives. Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by the Escrow Agent, the Parent or the Parent Stockholder Representatives except as provided in Section V hereof, without the prior consent of the Escrow Agent and Parent.

(b) This Agreement shall be governed by and construed under the laws of the State of New York, without giving effect to the conflict of laws principles thereof. Each of the Parent, the Parent Stockholder Representatives and the Escrow Agent irrevocably waives any objection on the grounds of venue, forum non-convenience or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of any court of the State of New York or United States federal court, in each case, sitting in New York County, New York. To the extent that in any jurisdiction any party may now or hereafter be entitled to claim for itself or its assets, immunity from suit, execution attachment (before or after judgment), or other legal process, such party shall not claim, and it hereby irrevocably waives, such immunity. The parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Agreement.

(c) No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control.

(d) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile or other electronic transmission (including e-mail), and such facsimile or other electronic transmission (including e-mail) will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.

(e) If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement. The parties represent, warrant and covenant that each document, notice, instruction or request provided by such party to the other party shall comply with applicable laws and regulations. Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Agreement shall be enforced as written. Except as expressly provided in Section VII hereof above, nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent and the Parent any legal or equitable right, remedy, interest or claim under or in respect of this Agreement or the Escrow Asset escrowed hereunder.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

PARENT

By:	/s/ Yuanmei Ma
Name:	Yuanmei Ma
Title:	CFO
Telephone:

PARENT STOCKHOLDER REPRESENTATIVES:

By:	/s/ Wellen Sham
Name:	Wellen Sham
Telephone:

By:	/s/ Yuanmei Ma
Name:	Yuanmei Ma
Telephone:

ESCROW AGENT:
CONTINENTAL STOCK TRANSFER AND TRUST

By:	/s/ Steven Vacante
Name:	Steven Vacante
Title:	Vice President

[Signature Page to Escrow Agreement]

Schedule 1

AUTHORIZED OFFICER OF PARENT

The Parent:

Individuals authorized by the Parent:

Name and Title		Telephone Number	Specimen Signature

1.	Yuanmei Ma

2.

3.

THUNDER POWER SHAREHOLDERS

See Attached Excel Sheet.

Schedule 2

FEE INFO

Annex I

Earnout Share Release Conditions

This Annex I sets forth the criteria for the release from the Earnout Escrow Account of the Earnout Shares. Terms used but not defined in this Annex I have the meanings ascribed to such terms in the other parts of this Agreement to which this Annex I is a part.

From the date of this Agreement and until the termination of this Agreement, all or a portion of the Earnout Shares may be triggered and released upon the occurrence of the following events (the “Triggering Events”):

(i) an aggregate of 5,000,000 Earnout Shares will be vested and released to the Thunder Power Shareholders, on a pro rate basis under the current proportions identified in Schedule 1 of this Agreement, if and only if, on the occurrence that the amount of sales/revenues of PubCo for any of the fiscal years (such fiscal year is referred as “Tranche 1 Fiscal Year”) ending from December 31, 2023 to December 31, 2025 is no less than US$42,200,000 as evidenced by the audited financial statements of Thunder Power Holdings, Inc. prepared in accordance with U.S. GAAP for the Tranche 1 Fiscal Year that is contained in an annual report on Form 10-K filed by Thunder Power Holdings, Inc. with the SEC (the “Tranche 1 Annual Report”).

(ii) an aggregate of 15,000,000 Earnout Shares will be vested and released to the Thunder Power Shareholders, on a pro rate basis under the current proportions identified in Schedule 1 of this Agreement, if and only if, on the occurrence that the amount of sales/revenues of PubCo for any of the fiscal years (such fiscal year is referred as “Tranche 2 Fiscal Year”) ending from December 31, 2023 to December 31, 2026 is no less than US$415,000,000 as evidenced by the audited financial statements of Thunder Power Holdings, Inc. prepared in accordance with U.S. GAAP for the Tranche 2 Fiscal Year that is contained in an annual report on Form 10-K filed by Thunder Power Holdings, Inc. with the SEC (the “Tranche 2 Annual Report”).

Notwithstanding the foregoing, to the extent any Triggering Event has occurred as of the date of this Agreement, the Earnout Shares may become vested and be delivered directly to Thunder Power Shareholders at the Closing, at the election of the Parent and the Parent Stockholder Representatives.

The right to receive the Earnout Shares pursuant to this Agreement shall not be assignable or transferable by any Thunder Power Stockholder, except, in the case of a Thunder Power Shareholder who is an individual, to such Thunder Power Stockholder’s immediate family members, for estate planning purposes, or upon his or her death, pursuant to his or her will, trust or similar instrument or pursuant to the laws of descent and distribution; provided, in each case, that the Parent is provided with written notice prior to any such assignment or transfer. Any assignment or transfer in violation of this paragraph shall be null and void and need not be recognized by the Parent.